SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                FEBRUARY 19, 2002
                Date of report (Date of earliest reported event)


                         MARKETING SERVICES GROUP, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                      NEVADA            0-16730             88-0085608

                  (STATE OR OTHER     (COMMISSION         (I.R.S. EMPLOYER
                  JURISDICTION OF       FILE NO.)        IDENTIFICATION NO.)
                  INCORPORATION)


                               333 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10001

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  917/339-7100

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS.

      On February 19, 2002, the Company entered into standstill agreements with its Series "E" Preferred Shareholders until July 31, 2002. Under the terms of the agreements, and subject to the conditions specified therein, each Preferred Stockholder has agreed that it will not acquire, hedge (short), proxy, tender, sell, transfer or take any action with regard to its holdings during the standstill period, which extends until July 31, 2002. The Company's commitments as a result of the agreements include a partial repurchase of the Series E Preferred Shares totaling $5,000,000, thereby reducing the number of Series E Preferred Shares outstanding from 28,500 shares to approximately 23,500 shares.

      The foregoing summary is qualified in its entirety by the standstill agreements incorporated herein as Exhibit 10.1 and Exhibit 10.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Not applicable.
      (b) Not applicable.
      (c) Exhibits


      Exhibit No.

      10.1 Standstill Agreement between Marketing Services Group, Inc. and Castle Creek Technology Partners LLC dated as of February 19, 2002.

      10.2 Standstill Agreement between Marketing Services Group, Inc. and RGC Internatinal Investors, LDC dated as of February 19, 2002.

      99.1 Press Release issued by the Registrant dated February 21, 2001


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MARKETING SERVICES GROUP, INC.


Date: February 22, 2002                   By: /s/Cindy Hill
                                             ---------------------------------
                                          Name:  Cindy Hill
                                          Title: Chief Accounting Officer




                                  EXHIBIT INDEX

Exhibit No.

10.1 Standstill Agreement between Marketing Services Group, Inc. and Castle Creek Technology Partners LLC dated as of February 19, 2002.

10.2 Standstill Agreement between Marketing Services Group, Inc. and RGC International Investors, LDC dated as of February 19, 2002.

99.1      Press Release issued by the Registrant dated February 21, 2001